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                                                                  Exhibit 23.2


                           [LETTER DURLAND & COMPANY]


PICK Communications Corp.
Wayne Interchange Plaza 11
155 Route 46 West
Wayne, New Jersey 07470


Gentlemen:


We hereby consent to the use of our report dated March 7, 1997 on the financial statements of the company and of the reference to our firm under the caption "Experts" in the prospectus included in the Registration Statement on Form S-8 being submitted to the Securities and Exchange Commission by the company.



                                            /s/ Durland & Company, CPAs, P.A.
                                            ----------------------------------
                                            Durland & Company, CPAs, P.A.


Palm Beach, Florida
August 21, 1997